EXHIBIT 23(a)









                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------











         We consent to the incorporation by reference in Registration Statements Nos. 33-41927, 33-56787, 333-42007, 333-67887, 333-92089 and 333-68010 on Form
S-8 and Registration Statements Nos. 33-60350, 333-48841, 333-12031 and 333-46676 on Form S-3 of Cousins Properties Incorporated of our reports dated February 14, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the impact of the adoption of Statements of Financial Accounting Standard No. 133 and No. 144), appearing in and incorporated by reference in the Annual Report on Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2002.





                                                DELOITTE & TOUCHE LLP











Atlanta, Georgia
March 24, 2003